UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 5, 2006
HYPERTENSION DIAGNOSTICS, INC
(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108 Eagan, Minnesota	55121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 651-687-9999

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Items 1.02 through 9.01 are not applicable and therefore omitted.
Item 1.01 Entry into a Material Definitive Agreement.
     On June 5, 2006, the Company entered into a Deferred Equity Incentive Agreement (the “Agreement”) with its Chief Executive Officer, Mark N. Schwartz (“Schwartz”). The effective date of this agreement is January 1, 2006. Under the terms and conditions of this agreement, the Company intends to grant to Schwartz certain equity incentive compensation units (“Units”) that would: (1) have a current value related to the net value of the voting common stock of the Company; (2) increase or decrease with any future changes in the value of that stock; and (3) be payable in cash only upon certain events. For the period January 1, 2006 through December 31, 2006, the Company will grant to Schwartz one hundred seventy-five thousand (175,000) Units per month.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.
By	/s/ James S. Murphy
Its Senior Vice President,
Finance and Administration and Chief Financial Officer

Dated: June 9, 2006